800 King Street P.O. Box 231 Wilmington, DE 19899 (302) 429-3526 Fax (302) 429-3801 kjemge@pepcoholdings.com

Kirk J. Emge

General Counsel

Exhibit 5.05

November 18, 2008

Delmarva Power & Light Company

701 Ninth Street, NW

Washington, DC 20068

Ladies and Gentlemen:

I am General Counsel of Delmarva Power & Light Company, a Delaware and Virginia corporation (the “Company”), and have acted as counsel to the Company in connection with the filing by the Company of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-145691-02) (as amended by the Amendment, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) to which this opinion is attached as an exhibit. The Amendment is for the purpose of registering First Mortgage Bonds as additional debt securities that may be sold under the Registration Statement. The First Mortgage Bonds being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Act. The First Mortgage Bonds will be issued pursuant to the Mortgage and Deed of Trust, dated as of October 1, 1943, between the Company and The Bank of New York Mellon, as trustee (as successor in such capacity to The New York Trust Company) (the “Mortgage Trustee”), as heretofore supplemented and amended (the “Mortgage”), which is incorporated by reference as an exhibit to the Registration Statement.

In connection with this opinion, I, or my representatives, have examined originals, or copies certified or otherwise identified to my or their satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as I or they have deemed necessary or appropriate for purposes of this opinion. In such examination, I or my representatives have assumed the genuineness of all signatures, the authenticity of all documents submitted to me or them as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have relied upon the aforesaid instruments, certificates, records and documents and responses to inquiries of the Company’s representatives.

Based upon the foregoing and assuming that (i) the Amendment and any further post-effective amendments to the Registration Statement that may be required have become effective under the Act and comply with all applicable laws at the time the First Mortgage Bonds are offered and sold as contemplated by the Registration Statement and any such further amendments; (ii) a prospectus supplement will have been prepared, delivered and filed with the Commission describing the First Mortgage Bonds offered thereby and will comply with all applicable laws; (iii) the First Mortgage Bonds will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus supplement; (iv) the Company has taken all necessary corporate action to authorize and approve the form, terms, execution and delivery of the First Mortgage Bonds and the terms of the offer and sale thereof, including, if required, the authorization of an appropriate indenture supplemental to the Mortgage providing for the creation of such First Mortgage Bonds; (v) the Mortgage and any required supplemental indenture is duly qualified under the Trust Indenture Act of 1939; (vi) the First Mortgage Bonds have been duly executed by the Company and authenticated by the Mortgage Trustee in accordance with the provisions of the Mortgage and any required supplemental indenture and have been duly issued and delivered against payment of the consideration therefor in accordance with such corporate action and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the First Mortgage Bonds and the plan of distribution, (vii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained and (viii) the First Mortgage Bonds as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise, then on the happening of such events, I am of the opinion that such First Mortgage Bonds will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” therein and in the related prospectus, and in any supplement thereto or amendments thereof. My consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirk J. Emge
Kirk J. Emge, Esq.